Exhibit 10.19.10

2015 DECLARATION OF AMENDMENT TO THE
OLD DOMINION FREIGHT LINE, INC.
PHANTOM STOCK PLAN

This 2015 Declaration of Amendment to the Old Dominion Freight Line, Inc. Phantom Stock Plan (“Plan”) is made and entered into by Old Dominion Freight Line, Inc. (“Company”). Defined terms used in the Plan, effective May 16, 2005 and as restated effective January 1, 2009 and further amended effective May 18, 2009 and May 17, 2011, shall have the same meaning therein as herein.

RECITALS

WHEREAS, the Board of Directors of the Company has deemed it advisable to amend Section 9.1 of the Plan to clarify Plan provisions related to domestic relations orders under Section 414(p) of the Internal Revenue Code; and

WHEREAS, the Company desires to evidence these changes by this Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that upon approval of this Declaration of Amendment by the Board of Directors on January 29, 2015, the Plan shall be and hereby is amended as follows:

1.Section 9.1 is amended and restated in its entirety to read as follows:

9.1    Assignment and Transfer. Except as may be necessary to fulfill a domestic relations order within the meaning of Code Section 414(p)(1)(B), Awards shall not be transferable other than by will or the laws of descent and distribution and may be realized, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative. No Award or interest or right therein shall be liable for the debts, contracts, or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. The Administrator may accelerate the time or schedule of payment from the Plan in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ii) to the extent necessary to fulfill the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)); provided, however, that any such distribution may be made only to the extent an Award is vested.

2.	Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this Declaration of Amendment is executed by the Company.

OLD DOMINION FREIGHT LINE, INC.

By: /s/ David S. Congdon
David S. Congdon, President and Chief
Executive Officer

ATTEST:

/s/ Ross H. Parr
Ross H. Parr
Vice President – Legal Affairs, General Counsel and Secretary

(Corporate Seal)

2